Exhibit 10.5

Hanover COmmunity Bank

2015 RESTRICTED STOCK PLAN

Section 1. Purpose

The Hanover Community Bank 2015 Restricted Stock Plan (the "Plan") is hereby established to foster and promote the long-term success of Hanover Community Bank (the “Bank”), and its shareholders by providing members of management, including employees and management officials, with an equity interest in the Bank. The Plan will assist the Bank in attracting and retaining the highest quality of experienced persons to serve as employees and Directors and in aligning the interests of such persons more closely with the interests of the Bank's shareholders by encouraging such parties to maintain an equity interest in the Bank.

Section 2. Definitions

Capitalized terms not specifically defined elsewhere herein shall have the following meaning:

"Act" means the Securities Exchange Act of 1934, as amended from time to time, and any rules and regulations promulgated thereunder.

“Award” means a grant of shares of Common Stock pursuant to Section 6 hereof.

"Bank" means Hanover Community Bank and any present or future subsidiary or parent corporations of Hanover Community Bank (as defined in Section 424 of the Code) or any successor to such corporations.

"Board" means the Board of Directors of the Bank.

"Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

"Common Stock" or "Stock" means the common stock of the Bank.

"Disability" shall mean (i) the inability of a Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) if the Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Bank. The determination of whether a Disability exists will be made by the Board.

"Management Official" means an employee of the Bank, a non-employee member of the Board, a member of any advisory Board or any other service provider to the Bank.

"Participant" means a Management Official selected by the Board to receive an Award under the Plan.

"Plan" means the Hanover Community Bank 2015 Restricted Stock Plan.

“State” means the State of New York.

“Unforeseeable Emergency” shall mean a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Code section 152(a)) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

Section 3. Administration

(a)        The Plan shall be administered by the Board. Among other things, the Board shall have authority, subject to the terms of the Plan, to grant Awards, to determine the individuals to whom and the time or times at which Awards may be granted, to determine the terms and conditions of any Award granted hereunder, including whether to impose any vesting period, subject to the requirements of this Plan.

(b)       Subject to the other provisions of the Plan, the Board shall have authority to adopt, amend, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, to interpret the provisions of the Plan and any Award and to decide all disputes arising in connection with the Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any grant agreement in the manner and to the extent it shall deem appropriate to carry the Plan into effect, in its sole and absolute discretion. The Board's decision and interpretations shall be final and binding. Any action of the Board with respect to the administration of the Plan shall be taken pursuant to a majority vote or by the unanimous written consent of its members.

(c)       The Board may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent.

Section 4. Eligibility and Participation

Management Officials of the Bank shall be eligible to participate in the Plan. The Participants under the Plan shall be selected from time to time by the Board, in its sole discretion, from among those eligible, and the Board shall determine in its sole discretion the numbers of shares to be covered by the Award or Awards granted to each Participant.

Section 5. Shares of Stock Available for Awards

The maximum number of shares of Common Stock which may be issued under the Plan is 500,000 subject to the adjustments in the event of any stock dividend, stock split or similar change to the outstanding Common Stock. If an Award granted under this Plan expires or terminates or is forfeited for any reason, the shares of Common Stock subject to such Award, to the extent of such termination or forfeiture, shall again be available for subsequent Award grant under the Plan.

Section 6. Awards

6.1 – Grant of Awards

(a)       Grants. The Board may grant Awards, subject to the right of the Bank to require forfeiture of such shares from the Participant in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. During the restricted period, shares constituting an Award may not be transferred, although a Participant shall be entitled to exercise other indicia of ownership, including the right to vote such shares and receive any dividends declared on such shares.

(b)      Terms and Conditions. Subject to Section 6.2, the Board shall determine the terms and conditions of any such Award, including the conditions for forfeiture.

(c)       Stock Certificates. The Bank may cause shares issued as part of an Award to be issued in either book entry form or certificated form. Shares issued in book entry form will be maintained in an account at the Bank’s transfer agent, and only released to a Participant upon satisfaction of any required restrictions. Any stock certificates issued in respect of an Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Bank (or its designee). At the expiration of the applicable restriction periods, the Bank (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.

6.2     Distribution of Awards

(a)       Awards shall not be distributed and the restrictions pertaining to such award shall not expire earlier than –

(1)    upon the completion or satisfaction of the conditions specified by the Board in the Award;

(2)    a Participant’s separation from service;

(3)    the date a Participant becomes Disabled;

(4)    upon the death of a Participant;

(5)    a change in the ownership or effective control of the Bank, or in the ownership of a substantial portion of the assets of the Bank, as described in Section 7(c) or, if in conflict therewith, to the extent necessary, by the Secretary of Treasury under regulations issued under Code section 409A; or

(6)    upon the occurrence of an unforeseeable emergency.

(b)       A payment of a Participant’s vested interest in an Award may, in the discretion of the Board, be made in the event of a Participant’s Disability, upon the occurrence of a Change-in-Control (as defined in the Grant Agreement evidencing any Award) or Unforeseeable Emergency (as defined above). Payments in settlement of a Participant’s vested interest in an Award shall be made as soon as practicable after such occurrence or after the Participant otherwise vests in such award. For the purposes of section 409A of the Code, the entitlement to a series of installment payments will be treated as the entitlement to a single payment.

(c)       Other provisions of the Plan notwithstanding, if, upon the written application of a Participant, the Board determines that the Participant has an Unforeseeable Emergency, the Board may, in its sole discretion, direct the payment to the Participant of all or a portion of the balance of his or her vested interest in an Award in a lump sum payment, provided that any such withdrawal shall be limited by the Board to the amount reasonably necessary to meet the emergency, including amounts needed to pay any income taxes or penalties reasonably anticipated to result from the payment. No payment may be made to the extent that such emergency is or may be relieved through reimbursement or compensation from insurance or otherwise, by liquidation of the Participant’s assets or to the extent the liquidation of such assets would not cause severe financial hardship.

(d)       The Board may not otherwise permit the acceleration of the time or schedule of any vesting of a Restricted Stock award scheduled to be paid pursuant to the Plan, unless such acceleration of the time or schedule is (i) necessary to fulfill a domestic relations order (as defined in section 414(p)(1)(B) of the Code) or to comply with a certificate of divestiture (as defined in section 1043(b)(2) of the Code), (ii) de minimis in nature (as defined in regulations promulgated under section 409A of the Code), (iii) to be used for the payment of FICA taxes on amounts deferred under the Plan, or (iv) equal to amounts included in the federal personal taxable income of the Participant under section 409A of the Code.

Section 7. General Provisions Applicable to Awards

(a)       Each Award under the Plan shall be evidenced by a writing delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Board considers necessary or advisable to achieve the purposes of the Plan or comply with applicable tax and regulatory laws and accounting principles.

(b)       Each Award may be granted alone, in addition to or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Board at the time of grant or at any time thereafter.

(c)       For purposes of the Plan, the following events shall not be deemed a termination of service of a Participant:

(i)       a transfer to the employment of the Bank from a subsidiary or from the Bank to a subsidiary, or from one subsidiary to another, or

(ii)     an approved leave of absence for military service or sickness, or for any other purpose approved by the Bank, if the Participant's right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Board otherwise so provides in writing.

(e)       The Board may at any time, and from time to time, amend, modify or terminate the Plan or any outstanding Award held by a Participant, including substituting therefore another Award of the same or a different type or changing the date of realization, provided that the Participant's consent to each action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant, and further provided that no amendment increasing the number of shares subject to the Plan may be effectuated without the approval of the shareholders of the Bank; provided, however, that no such amendment or modification will be effective if such amendment or modification would cause the Plan to fail to comply with the requirements of Rule 16b-3 under the Act or any successor or replacement regulation.

(f)       The Board may, in its sole discretion, terminate the Plan (in whole or in part) with respect to one or more Participants and distribute to such affected Participants their vested interest in any Award in a lump sum as soon as reasonably practicable following such termination, but if, and only if, (i) all nonqualified defined contribution deferred compensation plans maintained by the Bank and its Affiliates are terminated, (ii) no payments other than payments that would be payable under the terms of the Plan if the termination had not occurred are made within twelve (12) months of the termination of the Plan, (iii) all payments of the vested interest in Awards are made within twenty-four (24) months of the termination of the Plan, and (iv) the Bank acknowledges to the Participants that it will not adopt any new nonqualified defined contribution deferred compensation plans at any time within five (5) years following the date of the termination of the Plan.

Section 8. Miscellaneous

(a)       No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or service on the Bank's Board. The Bank expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b)       Nothing contained in the Plan shall prevent the Bank from adopting other or additional compensation arrangements.

(c)       Notwithstanding anything to the contrary expressed in this Plan, any provisions hereof that vary from or conflict with any applicable Federal or State securities laws (including any regulations promulgated thereunder) shall be deemed to be modified to conform to and comply with such laws.

(d)       No member of the Board shall be liable for any action or determination taken or granted in good faith with respect to this Plan nor shall any member of the Board be liable for any agreement issued pursuant to this Plan or any grants under it. Each member of the Board shall be indemnified by the Bank against any losses incurred in such administration of the Plan, unless his action constitutes serious and willful misconduct.

(f)       This Plan shall become effective upon its approval by the affirmative vote of a majority of the votes cast at the annual meeting. Prior to such approval, Awards may be granted under the Plan expressly subject to such approval.

(g)       Awards may not be granted under the Plan more than ten (10) years after approval of the Plan by the Bank's Shareholders, but then outstanding Awards may extend beyond such date.

(h)       To the extent that State laws shall not have been preempted by any laws of the United States, the Plan shall be construed, regulated, interpreted and administered according to the other laws of the State of New York.

(i)       A Participant in the Plan shall have no right to receive payment (in any form) with respect to his or her restricted Stock award until legal and contractual obligations of the Bank relating to establishment of the Plan and the making of such payments shall have been complied with in full. In addition, the Bank shall impose such restrictions on stock delivered to a Participant hereunder and any other interest constituting a security as it may deem advisable in order to comply with the Securities Act of 1933, as amended, the requirements of any stock exchange or automated quotation system upon which the stock is then listed or quoted, any applicable state securities laws, any provision of the Bank’s certificate of incorporation or bylaws, or any other law, regulation, or binding contract to which the Bank is a party.